Exhibit 99.1

Arch Therapeutics Raises Approximately $3.5 Million in Convertible Note Financing

Uplisting is the Next Significant Step

FRAMINGHAM, MA – July 7, 2022 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical products, today announced that it completed a private placement through the issuance of senior secured convertible notes (the “Notes”) with gross proceeds of approximately $3.5 million from select institutional and accredited individual investors (the “Financing”), before deducting placement agent fees and other estimated fees and expenses related to the private placement. The Notes earn interest at 10%, mature in 18 months, are convertible into an aggregate of 107,872,668 shares of common stock at a conversion price of $0.0457 per share, and, among other things, may be prepaid by the Company in connection with an uplisting transaction subject to adjustment as a result of certain time-based prepayment premiums set forth in the Notes. In connection with the Financing, the Company also issued warrants to purchase up to an aggregate of 85,110,664 shares of common stock at an exercise price of $0.0497 per share and 12,766,600 inducement shares. Additional information regarding the terms of the Financing may be found on the Form 8-K that will be filed with the Securities & Exchange Commission (the “SEC”).

The Company retained a placement agent in connection with the private placement of $2.4 million of the Notes to the institutional investors.

“The proceeds from this Financing will support our efforts to both uplist to a national exchange, which we expect to complete by the first calendar quarter of 2023, and advance our commercialization plan,” stated Terrence Norchi, MD, President and CEO of Arch. “We continue to build momentum among providers impressed by the ability of AC5 Advanced Wound System to provide improved outcomes for patients, including those with challenging wounds that were previously unresponsive to other advanced treatments. We look forward to further leveraging our self-assembling peptide platform technology to become a recognized leader in wound care and biosurgery,” concluded Dr. Norchi.

The Notes, inducement shares and warrants (and shares of common stock underlying the Notes and warrants) are being offered in a private placement and have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.  Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the inducement shares and shares of common stock underlying the Notes and warrants.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company with a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma, and interventional care. Arch is developing wound care and biosurgical products based on an innovative self-assembling peptide technology platform with the goal of improving healing outcomes for patients. Arch has received regulatory clearance to market AC5® Advanced Wound System in the United States and AC5® Topical Hemostat in Europe. Arch's development stage product pipeline includes AC5-GTM for endoscopic resection of gastrointestinal tumors, AC5-V® for hemostasis during vascular surgery and AC5 Surgical Hemostat for general surgical hemostasis, among others.,

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, references to our ability to effectuate an uplisting transaction, our novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with our ability to effectuate an uplisting transaction prior to the deadline set forth in the Notes, or at all, developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1.855.340.ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617.431.2333

Email: mabrams@archtherapeutics.com